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                      Consent of Independent Auditors


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-34566) pertaining to the EnviroSource, Inc. Savings Plan and in the related Prospectus of our report dated April 26, 1996, with respect to the financial statements and schedules of the EnviroSource, Inc. Savings Plan included in the Annual Report (Form 11-K) for the year ended December 31, 1995.


                                   /S/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
June 18, 1996